Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000		www.gbrx.com

For release: October 25, 2023 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Strong Fourth Quarter and Fiscal Year 2023 Results

Solid execution drove record revenue in fiscal 2023

New railcar backlog value of $3.8 billion is highest in almost 8 years

Full year operating cash flow of $71 million

Lake Oswego, Oregon, October 25, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2023.

Fourth Quarter and Full Year Highlights

•	High lease fleet utilization of 98% on 13,400 unit fleet.

•

Received new railcar orders for 15,300 units valued at $1.9 billion in the quarter. Order activity highlights Greenbrier’s strong lease origination capabilities balanced with its direct sales expertise.

•	Diversified new railcar backlog as of August 31, 2023 was 30,900 units with an estimated value of $3.8 billion.

•	Fourth quarter deliveries of 7,000 units and full year deliveries of 26,000 units.

•

Net earnings attributable to Greenbrier for the quarter were $25 million, or $0.77 per diluted share, on revenue of $1 billion. Results include $5 million, or $0.15 per share, net of tax, of exit related costs associated with our ongoing capacity rationalization initiative.

•	For the quarter, Adjusted net earnings attributable to Greenbrier of $30 million or $0.92 per diluted share.

•

Fiscal 2023 Net earnings attributable to Greenbrier were $63 million, or $1.89 per diluted share, on record revenue of $3.9 billion. Results include $37 million, or $1.08 per share, net of tax, of exit related costs associated with capacity rationalization.

•	For the year, Adjusted net earnings attributable to Greenbrier of $99 million or $2.97 per diluted share.

•	Adjusted EBITDA for the quarter was $97 million, or 9.5% of revenue and was $340 million, or 8.6% of revenue for the year.

•

Repurchased 0.2 million shares for nearly $8 million in the quarter and 1.9 million shares for $57 million (at an average price of $29 / share) for the full year. $46 million remaining under current share repurchase program.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 2

•	Board declared a quarterly dividend of $0.30 per share, payable on November 29, 2023 to shareholders of record as of November 8, 2023 representing Greenbrier’s 38th consecutive quarterly dividend.

“During the fiscal year, Greenbrier met the evolving needs of our customers to maintain our market-leading position. At the same time, we advanced our strategy to drive operational improvements and realize margin enhancement,” said Lorie L. Tekorius, CEO and President. “Importantly, we delivered an outstanding commercial performance against a dynamic economic backdrop throughout the year. Greenbrier enters fiscal 2024 with our largest backlog value in almost 8 years. This provides excellent near-term revenue visibility and further confidence in our strategy. As we continue to execute the strategic plan we shared at our Investor Day in April, we expect to improve performance in fiscal 2024. Deployed capital will enhance operational efficiencies and grow our lease fleet as we ambitiously pursue our goal to increase recurring revenue.”

Business Update & Fiscal 2024 Guidance

Based on current trends and production schedules, Greenbrier expects the following performance in fiscal 2024:

•	Deliveries of 22,500 – 25,000 units including approximately 1,000 units in Brazil

•

We have devoted a portion of our flexible manufacturing footprint to large railcar refurbishment programs for multiple customers that are accretive to earnings although not included in deliveries. Additionally, our insourcing initiative utilizes space previously used for new railcar production capacity.

•	Revenue of $3.4 – $3.7 billion

•	Capital expenditures of approximately $190 million in Manufacturing and $15 million in Maintenance Services

•

Gross leasing investment of approximately $335 million in Leasing & Management Services which includes 2024 capital expenditures and transfers of railcars into the lease fleet that were produced onto the balance sheet in 2023

•	Proceeds from equipment sales are expected to be approximately $80 million

Financial Summary

	Q4 FY23		Q3 FY23		Sequential Comparison – Main Drivers
Revenue	$1,017.4M		$1,038.1M		Continued strong Manufacturing performance partially offset by seasonally lower Maintenance Services volumes
Gross margin	$126.7M		$128.1M		Improved Maintenance Services profitability
Gross margin %	12.5%		12.3%
Selling and administrative	$59.6M		$63.3M		Lower employee-related and consulting costs
Adjusted EBITDA	$96.8M		$96.9M
Earnings from unconsolidated affiliates	$0.6M		$2.4M		Primarily lower earnings from Brazil JV
Adjusted net earnings attributable to Greenbrier	$29.7M	(1)	$34.0M	(1)	Higher tax expense and lower earnings from unconsolidated affiliates
Adjusted diluted EPS	$0.92	(1)	$1.02	(1)

(1)

Excludes exit related costs of $4.9 million ($0.15 per share), net of tax, in Q4 and $12.7 million ($0.38 per share), net of tax, in Q3. Reconciliations for Adjusted metrics can be found in Supplemental Information.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 3

Segment Summary

	Q4 FY23	Q3 FY23	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$872.4M	$870.2M	Higher deliveries partially offset by product mix
Gross margin	$81.2M	$83.7M	Profitability modestly impacted by product mix and peso fluctuations
Gross margin %	9.3%	9.6%
Earnings from operations (1)	$53.6M	$44.1M	Improved operating earnings reflect fewer exit related costs
Operating margin % (2)	6.1%	5.1%
Deliveries (3)	6,800	6,400	Primarily mix shift to more direct sales
Maintenance Services
Revenue	$100.0M	$122.9M	Seasonally lower wheel volume
Gross margin %	15.0%	10.7%	Stronger pricing and profitability in wheels and components
Earnings from operations	$13.6M	$11.0M
Operating margin % (2)	13.6%	9.0%
Leasing & Management Services
Revenue	$45.0M	$45.0M	Stable fleet activity and performance
Gross margin %	67.8%	69.6%
Earnings from operations	$21.1M	$25.9M	Primarily fewer equipment sale transactions
Operating margin % (2)	47.0%	57.6%
Owned fleet (units)	13,400	12,500
Fleet utilization	98.3%	98.6%

(1)	Includes pre-tax exit related costs of $6.6 million in Q4 and $17.0 million in Q3.
(2)	See supplemental segment information in Supplemental Information.
(3)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Investor Day Financial Target Update

Greenbrier announced long-term financial targets in April 2023 at its first Investor Day. Progress towards those targets is shown below.

	Starting Point (LTM Feb. 28, 2023)	Target	FY 2023	Commentary
Recurring revenue	$113 million	More than double from starting point	$125 million	10% growth

Aggregate gross margin %	10.7%	Mid-teens by FY26	11.2%	50 bps improvement

Adjusted Return on invested capital (ROIC)(1)	8.3%	10 – 14% by FY26	7.7%	Starting point benefitted from large cash tax refund from CARES Act in Q4 22

(1)	Reconciliations for ROIC metrics can be found in Supplemental Information.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter and fiscal year results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 25, 2023

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “2454093”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 13,400 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	August 31, 2023	May 31, 2023	February 28, 2023	November 30, 2022	August 31, 2022
Assets
Cash and cash equivalents	$281.7	$321.4	$379.9	$263.3	$543.0
Restricted cash	21.0	20.1	19.7	17.2	16.1
Accounts receivable, net	529.9	533.6	571.5	495.6	501.2
Income tax receivable	42.2	29.8	22.4	28.9	39.8
Inventories	823.6	888.0	910.6	874.9	815.3
Leased railcars for syndication	187.4	119.4	102.5	272.5	111.1
Equipment on operating leases, net	1,000.0	941.0	891.8	836.2	770.9
Property, plant and equipment, net	619.2	600.4	618.4	617.6	645.2
Investment in unconsolidated affiliates	88.7	86.4	83.4	94.2	92.5
Intangibles and other assets, net	255.8	253.3	224.0	189.0	189.1
Goodwill	128.9	128.3	128.3	127.7	127.3

	$3,978.4	$3,921.7	$3,952.5	$3,817.1	$3,851.5

Liabilities and Equity
Revolving notes	$297.1	$280.0	$310.3	$290.5	$296.6
Accounts payable and accrued liabilities	743.5	741.6	722.6	676.5	725.1
Deferred income taxes	114.1	88.3	70.2	49.8	68.6
Deferred revenue	46.2	56.6	73.0	53.2	35.3
Notes payable, net	1,311.7	1,320.3	1,327.0	1,301.5	1,269.1
Contingently redeemable noncontrolling interest	55.6	54.1	27.5	27.7	27.7
Total equity – Greenbrier	1,254.6	1,232.7	1,277.3	1,265.8	1,276.9
Noncontrolling interest	155.6	148.1	144.6	152.1	152.2

Total equity	1,410.2	1,380.8	1,421.9	1,417.9	1,429.1

	$3,978.4	$3,921.7	$3,952.5	$3,817.1	$3,851.5

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Years Ended August 31,
	2023	2022	2021
Revenue
Manufacturing	$3,357.7	$2,476.6	$1,311.1
Maintenance Services	406.4	347.7	298.3
Leasing & Management Services	179.9	153.4	138.5

	3,944.0	2,977.7	1,747.9
Cost of revenue
Manufacturing	3,083.4	2,300.9	1,189.2
Maintenance Services	364.0	322.0	280.4
Leasing & Management Services	55.5	48.8	46.7

	3,502.9	2,671.7	1,516.3
Margin	441.1	306.0	231.6
Selling and administrative expense	235.3	225.2	191.8
Net gain on disposition of equipment	(17.3)	(37.2)	(1.2)
Asset impairment, disposal, and exit costs, net	46.7	—	—

Earnings from operations	176.4	118.0	41.0
Other costs
Interest and foreign exchange	85.4	57.4	43.3
Net loss on extinguishment of debt	—	—	6.3

Earnings (loss) before income tax and earnings from unconsolidated affiliates	91.0	60.6	(8.6)
Income tax (expense) benefit	(24.6)	(18.1)	40.2

Earnings before earnings from unconsolidated affiliates	66.4	42.5	31.6
Earnings from unconsolidated affiliates	9.2	11.3	3.5

Net earnings	75.6	53.8	35.1
Net earnings attributable to noncontrolling interest	(13.1)	(6.9)	(2.7)

Net earnings attributable to Greenbrier	$62.5	$46.9	$32.4

Basic earnings per common share:	$1.95	$1.44	$0.99
Diluted earnings per common share:	$1.89	$1.40	$0.96
Weighted average common shares:
Basic	31,983	32,569	32,648
Diluted	33,799	33,631	33,665
Dividends per common share	$1.11	$1.08	$1.08

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Years Ended August 31,
	2023	2022	2021
Cash flows from operating activities
Net earnings	$75.6	$53.8	$35.1
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	7.2	12.9	51.1
Depreciation and amortization	106.3	102.0	100.7
Net gain on disposition of equipment	(17.3)	(37.2)	(1.2)
Stock based compensation expense	12.1	15.5	14.7
Asset impairment, disposal, and exit costs, net	46.7	—	—
Net loss on extinguishment of debt	—	—	6.3
Accretion of debt discount	—	—	7.1
Noncontrolling interest adjustments	8.4	1.6	2.3
Other	3.7	3.8	2.4
Decrease (increase) in assets:
Accounts receivable, net	(14.6)	(198.2)	(82.1)
Income tax receivable	(2.4)	72.3	(103.0)
Inventories	(17.2)	(267.9)	(166.5)
Leased railcars for syndication	(123.7)	(40.6)	(11.9)
Other assets	(51.6)	(28.1)	(5.8)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	16.3	165.3	109.9
Deferred revenue	21.7	(5.6)	0.4

Net cash provided by (used in) operating activities	71.2	(150.4)	(40.5)

Cash flows from investing activities
Proceeds from sales of assets	78.8	155.5	15.9
Capital expenditures	(362.1)	(380.7)	(139.0)
Investments in and advances to unconsolidated affiliates	(3.5)	(2.3)	—
Cash distribution from unconsolidated affiliates and other	6.8	3.5	5.3

Net cash used in investing activities	(280.0)	(224.0)	(117.8)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	29.8	(101.3)	197.4
Proceeds from revolving notes with maturities longer than 90 days	220.0	35.0	112.0
Repayments of revolving notes with maturities longer than 90 days	(255.0)	—	(287.0)
Proceeds from issuance of notes payable	75.0	398.3	391.9
Repayments of notes payable	(36.8)	(23.4)	(337.8)
Debt issuance costs	(0.6)	(7.3)	(22.0)
Repurchase of stock	(56.9)	—	(20.0)
Dividends	(36.1)	(35.8)	(35.6)
Cash distribution to joint venture partner	(13.0)	(16.9)	(25.3)
Investment by joint venture partner	—	—	7.0
Tax payments for net share settlement of restricted stock	(2.6)	(3.7)	(3.3)

Net cash provided by (used in) financing activities	(76.2)	244.9	(22.7)

Effect of exchange rate changes	28.6	17.2	10.3
Decrease in cash, cash equivalents and restricted cash	(256.4)	(112.3)	(170.7)
Cash and cash equivalents and restricted cash
Beginning of period	559.1	671.4	842.1

End of period	$302.7	$559.1	$671.4

Balance Sheet Reconciliation:
Cash and cash equivalents	$281.7	$543.0	$646.8
Restricted cash	21.0	16.1	24.6

Total cash and cash equivalents and restricted cash	$302.7	$559.1	$671.4

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of high margin revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target of more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years.

Key information for the consolidated Leasing & Management Services segment:

	Three Months Ended		Year Ended
Greenbrier Lease Fleet (Units)	August 31, 2023	May 31, 2023	August 31, 2023
Beginning balance	12,500	12,300	12,200
Railcars added	1,800	1,400	6,900
Railcars sold / scrapped	(900)	(1,200)	(5,700)

Ending balance	13,400	12,500	13,400

Year Ended August 31, 2023
Recurring Revenue	$124.5

	August 31, 2023	May 31, 2023
Equipment on operating lease(2)	$1,000.0	$941.0

Non-recourse warehouse	$139.9	$119.3
ABS non-recourse notes	307.5	310.3
Non-recourse term loan	332.7	335.8

Total Leasing non-recourse debt	$780.1	$765.4

Fleet leverage %(3)	78%	81%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2023 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$646.5	$968.6	$870.2	$872.4	$3,357.7
Maintenance Services	85.5	98.0	122.9	100.0	406.4
Leasing & Management Services	34.5	55.4	45.0	45.0	179.9

	766.5	1,122.0	1,038.1	1,017.4	3,944.0
Cost of revenue
Manufacturing	604.5	901.2	786.5	791.2	3,083.4
Maintenance Services	79.6	89.6	109.8	85.0	364.0
Leasing & Management Services	12.9	14.4	13.7	14.5	55.5

	697.0	1,005.2	910.0	890.7	3,502.9
Margin	69.5	116.8	128.1	126.7	441.1
Selling and administrative expense	53.4	59.0	63.3	59.6	235.3
Net gain on disposition of equipment	(3.3)	(9.6)	(2.3)	(2.1)	(17.3)
Asset impairment, disposal, and exit costs, net	24.2	—	16.4	6.1	46.7

Earnings (loss) from operations	(4.8)	67.4	50.7	63.1	176.4
Other costs
Interest and foreign exchange	19.6	21.6	22.8	21.4	85.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	27.9	41.7	91.0
Income tax (expense) benefit	3.8	(11.9)	(3.6)	(12.9)	(24.6)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	24.3	28.8	66.4
Earnings from unconsolidated affiliates	3.3	2.9	2.4	0.6	9.2

Net earnings (loss)	(17.3)	36.8	26.7	29.4	75.6
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(5.4)	(4.6)	(13.1)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$21.3	$24.8	$62.5

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.67	$0.80	$1.95
Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.64	$0.77	$1.89
Dividends per common share	$0.27	$0.27	$0.27	$0.30	$1.11

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$817.5	$2,476.6
Maintenance Services	72.4	86.6	101.5	87.2	347.7
Leasing & Management Services	25.8	40.5	41.1	46.0	153.4

	550.7	682.8	793.5	950.7	2,977.7
Cost of revenue
Manufacturing	421.6	535.0	611.3	733.0	2,300.9
Maintenance Services	71.2	81.7	91.1	78.0	322.0
Leasing & Management Services	10.3	11.3	14.8	12.4	48.8

	503.1	628.0	717.2	823.4	2,671.7
Margin	47.6	54.8	76.3	127.3	306.0
Selling and administrative expense	44.3	54.7	57.4	68.8	225.2
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(2.9)	(37.2)

Earnings from operations	11.8	25.2	19.6	61.4	118.0
Other costs
Interest and foreign exchange	12.6	11.8	14.9	18.1	57.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	43.3	60.6
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(15.2)	(18.1)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	28.1	42.5
Earnings from unconsolidated affiliates	5.0	1.0	4.0	1.3	11.3

Net earnings	5.6	11.2	7.6	29.4	53.8
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	(9.2)	(6.9)

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$20.2	$46.9

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.62	$1.44
Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.60	$1.40
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended August 31, 2023:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$872.4	$78.1	$950.5	$53.6	$8.0	$61.6
Maintenance Services	100.0	10.3	110.3	13.6	—	13.6
Leasing & Management Services	45.0	0.3	45.3	21.1	0.2	21.3
Eliminations	—	(88.7)	(88.7)	—	(8.2)	(8.2)
Corporate	—	—	—	(25.2)	—	(25.2)

	$1,017.4	$—	$1,017.4	$63.1	$—	$63.1

Three months ended May 31, 2023:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$870.2	$73.3	$943.5	$44.1	$7.9	$52.0
Maintenance Services	122.9	11.0	133.9	11.0	—	11.0
Leasing & Management Services	45.0	0.3	45.3	25.9	—	25.9
Eliminations	—	(84.6)	(84.6)	—	(7.9)	(7.9)
Corporate	—	—	—	(30.3)	—	(30.3)

	$1,038.1	$—	$1,038.1	$50.7	$—	$50.7

	Total assets
	August 31, 2023	May 31, 2023
Manufacturing	$1,847.0	$1,891.1
Maintenance Services	294.4	295.1
Leasing & Management Services	1,458.1	1,325.6
Unallocated, including cash	378.9	409.9

	$3,978.4	$3,921.7

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

	Three Months Ended	Year Ended
	August 31, 2023	August 31, 2023
Backlog Activity (units) (1)
Beginning backlog	23,400	29,500
Orders received	15,300	30,000
Production held on the Balance Sheet	(1,700)	(6,800)
Production sold directly to third parties	(6,100)	(21,800)

Ending backlog	30,900	30,900

Delivery Information (units) (1)
Produced & Delivered from Backlog	6,100	21,800
Delivered from Balance Sheet	900	4,200

Total deliveries	7,000	26,000

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2023	May 31, 2023	August 31, 2023
Net earnings	$29.4	$26.7	$75.6
Interest and foreign exchange	21.4	22.8	85.4
Income tax expense	12.9	3.6	24.6
Depreciation and amortization	26.5	26.9	106.3
Asset impairment, disposal, and exit related costs, net	6.6	16.9	48.4

Adjusted EBITDA	$96.8	$96.9	$340.3

Adjusted Return on Invested Capital (ROIC) Calculation

	Year Ended	Last Twelve Months Ended
	August 31, 2023	February 28, 2023
Earnings from operations	$176.4	$143.6
Earnings from unconsolidated affiliates	9.2	11.5
Asset impairment, disposal, and exit related costs, net	48.7	25.1

Adjusted net operating profit before tax	$234.3	$180.2
Cash taxes received (paid)	(23.0)	37.2

Adjusted net operating profit after tax	$211.3	$217.4

	Average Trailing Five Quarters
	August 31, 2023	February 28, 2023
Cash and cash equivalents	$357.8	$444.5
Minimum operating cash	40.0	40.0

Cash in excess of $40 million	$317.8	$404.5
Revolving notes	$294.9	$298.6
Notes payable, net	1,305.9	1,261.9

Total funded debt	$1,600.8	$1,560.5
Total Equity	$1,450.5	$1,448.4

Total invested capital(1)	$2,733.5	$2,604.4

Adjusted ROIC(2)	7.7%	8.3%

(1)	Invested capital is the sum of Total funded debt, Total Equity less Cash in excess of $40 million.
(2)	Adjusted ROIC is calculated by dividing Adjusted net operating profit after tax by Total invested capital.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended				Year Ended
	August 31, 2023		May 31, 2023		August 31, 2023
Net earnings attributable to Greenbrier	$24.8		$21.3		$62.5
Asset disposal and exit related costs, net	4.9	(1)	12.7	(2)	36.6	(3)

Adjusted net earnings attributable to Greenbrier	$29.7		$34.0		$99.1

(1)	Net of tax of $2.6 million
(2)	Net of tax of $4.3 million
(3)	Net of tax of $13.0 million

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2023	May 31, 2023	August 31, 2023
Diluted earnings per share	$0.77	$0.64	$1.89
Asset disposal and exit related costs, net	0.15	0.38	1.08

Adjusted diluted earnings per share	$0.92	$1.02	$2.97
Diluted weighted average shares outstanding	32,707	33,571	33,799

Share Calculations for Adjusted diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2023	May 31, 2023	August 31, 2023
Basic Shares	30,904	31,757	31,983
Dilutive effect of performance awards	979	992	992
Dilutive effect of convertible notes due 2024	824	822	824

Diluted weighted average shares outstanding	32,707	33,571	33,799

Debt Summary

$ in millions	August 31, 2023	May 31, 2023
Total Leasing non-recourse debt	$780.1	$765.4
Total other debt	846.9	854.2

	$1,627.0	$1,619.6
Debt discount and issuance costs (1)	(18.2)	(19.3)

Total consolidated debt	$1,608.8	$1,600.3

(1)	Represents capitalized debt discount and issuance costs.

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Greenbrier Reports Fourth Quarter and 2023 Fiscal Year Results (Cont.)	Page 14

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “backlog,” “believe,” “confidence,” “continue,” “drive,” “enhance,” “estimate,” “expect,” “provide,” “position,” “realize,” “strategy,” “target,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Fourth Quarter Highlights,” “Fiscal Year 2023 Highlights,” “Business Update & Fiscal 2024 Guidance,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted ROIC, Adjusted net earnings attributable to Greenbrier, and Adjusted diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, income tax expense, depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items.

Adjusted ROIC is calculated by dividing the trailing four quarters of Adjusted net operating profit after tax by the average trailing five quarters of invested capital. Adjusted net operating profit after tax is defined as Earnings from operations, plus Earnings from unconsolidated affiliates, excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability, less cash paid for income taxes, net. Total invested capital is defined as Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. We believe Adjusted ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.

Adjusted net earnings attributable to Greenbrier and adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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